Exhibit 10.25

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is entered into on December 20, 2023, by and among Dato’ Sri Pang Chow Huat, a resident of Malaysia I/C. No. ______ and or vehicles managed by him (the “Purchaser”) and Graphjet Technology Sdn. Bhd., a Malaysian private limited company, (the “Company”), and Energem Corp., a special purpose acquisition company formed as a Cayman Islands exempted company (“Energem,” together with Purchaser and the Company, the “Parties,” and each, a “Party”).

WHEREAS, Purchaser wishes to purchase, and the Company wishes to sell, an aggregate number of shares of the Company’s ordinary shares (the “Shares”) prior to the consummation of the business combination between Energem and the Company (“Business Combination,” and its consummation, “Closing”) pursuant to that certain Share Purchase Agreement dated August 1, 2022 (the “SPA”), and which Shares shall be exchanged into 250,000 Class A Ordinary Shares of Energem, par value $0.0001 per share (the “Energem Shares”) upon Closing (the issuance of the Shares and exchange of the Shares for Energem Shares, collectively, the “Transaction”); and

WHEREAS, Purchaser and the Company wish to effectuate the Transaction pursuant to certain escrow arrangements set forth in this Agreement.

NOW, THEREFORE, in consideration of the above recitals, intending to be legally bound, do hereby agree as follows:

1. Purchase of Shares.

1.1 Purchase of Shares. For the purchase price of $2,500,000 (the “Purchase Price”), Company r hereby agrees, effective immediately prior to Closing, to issue and sell Shares set forth to Purchaser, and Purchaser hereby purchases the Shares from the Company, on the terms and subject to the conditions set forth in this Agreement, and the Company shall effect such delivery to Purchaser in book-entry form. Prior to Closing, the Company shall transfer the Shares to the Purchaser. Immediately upon Closing and receipt of the Purchase Price from Purchaser, the Company shall transfer the Shares to the Purchaser and the Company and Energem shall cause the exchange of, the Shares for 250,000 Energem Shares and deliver (or cause the delivery of) such Energem Shares in book-entry form to Purchaser or to a custodian designated by Purchaser, as applicable. The issuance of the Energem Shares to Purchaser in exchange for the Shares shall take the form of a registered issuance of securities under the Securities Act of 1933, as amended (the “Securities Act”), and the rule and regulations of the United States Securities and Exchange Commission (the “Commission”), pursuant to an effective registration filed by Energem on Form S-4 (No. 333-268716) (the “Registration Statement”). If Closing does not occur on or prior to March 31, 2024, the Company Shareholders shall return the Purchase Price to Purchaser via wire transfer of immediately available funds to a bank account designated by Purchaser by the close of business on March 31, 2024, and Purchaser shall promptly take such reasonable actions as requested by the Company Shareholders with respect to the cancellation of the Shares. In the event of any delay or failure to return the funds representing the Purchase Price in accordance with the terms of this Agreement, the Company Shareholders agree that for each day following March 31, 2024, the funds representing the Purchase Price shall accrue interest at a rate of 5% per annum until the Purchase Price, as increased by any such accrued interest, is repaid in full.

2. Purchaser’s Representations, Warranties and Agreements. Purchaser hereby represents and warrants:

2.1 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Purchaser of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of Purchaser, if applicable, (ii) any agreement, indenture, or instrument to which Purchaser is a party or (iii) any law, statute, rule or regulation to which Purchaser is subject, or any agreement, order, judgment or decree to which Purchaser is subject.

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2.2 Organization and Authority. To the extent purchased through an entity, such entity is validly existing and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. To the extent purchased as an individual, Purchaser may enter into this Agreement. Upon execution and delivery by Purchaser, this Agreement is a legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.3 Experience, Financial Capability and Suitability. Purchaser is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act, and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment until the Shares are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Purchaser is able to bear the economic risks of an investment in the Shares and to afford a complete loss of Purchaser’s investment in the Shares.

2.4 Access to Information; Independent Investigation. Prior to the execution of this Agreement, Purchaser has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained and review the Registration Statement. In determining whether to make this investment, Purchaser has relied solely on Purchaser’s own knowledge and understanding of the Company and its business based upon Purchaser’s own due diligence investigation and the information furnished pursuant to this paragraph. Purchaser understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to Sections 3 and 4 and Purchaser has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.5 Regulation D Offering. Purchaser represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act (“Regulation D”) and acknowledges the sale of the Shares contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D or similar exemptions under state law.

2.6 Investment Purposes. Except with respect to the exchange of the Shares for the Energem Shares as contemplated herein, Purchaser is purchasing the Shares solely for investment purposes, for Purchaser’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

3. Company’s Representations, Warranties and Agreements. The Company hereby represents and warrants to the Purchaser and agrees with the Purchaser as follows:

3.1 Organization and Corporate Power. The Company is a Malaysian private limited company and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

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3.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) corporate governance documents, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

3.3 Title to Securities. Upon issuance in accordance with, and Purchaser’s payment pursuant to, the terms of this Agreement, Purchaser will receive good and marketable title to the Shares, free and clear of all Encumbrances, other than restrictions imposed pursuant to any applicable securities laws and regulations, and the Shares will be duly and validly issued, fully paid and non-assessable. There are no stockholders’ agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Shares. “Encumbrances” means any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

3.4. No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

34.5 Additional Representations. The representations and warranties of the Company set forth herein and in the SPA (as supplemented and modified by disclosure schedules attached thereto) shall be true and correct as of the date hereof and as of the date of Closing.

4. Energem’s Representations, Warranties and Agreements. Energem hereby represents and warrants to the Purchaser and agrees with the Purchaser as follows:

4.1 Organization and Corporate Power. Energem is a Cayman Islands exempted company and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of Energem. Energem possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

4.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Energem of the transactions contemplated hereby do not violate, conflict with or constitute a default under its (i) Certificate of Incorporation or (ii) Memorandum and Articles of Association, (ii) any agreement, indenture or instrument to which Energem is a party or (iii) any law, statute, rule or regulation to which Energem is subject, or any agreement, order, judgment or decree to which Energem is subject.

4.3 No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting Energem which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

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4.4 SEC Reports; Financial Statements. Energem has filed all reports, schedules, forms, statements and other documents required to be filed by Energem under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date of this Agreement (or such shorter period as Energem was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Energem included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all respects the financial position of Energem and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Energem represents that, other than the potential Business Combination, as of the date of this Agreement, no event or circumstance has occurred which would be required to be publicly disclosed or announced on a Current Report on Form 8-K, either as of the date of this Agreement or solely with the passage of time, by Energem but which has not been so publicly announced or disclosed.

4.5 Title to Securities. Energem has full legal right and power to transfer, deliver, and exchange the Energem Shares to Purchaser in accordance with the terms of this Agreement. Upon issuance and exchange with the Shares in accordance with, and pursuant to the terms of this Agreement, Purchaser will receive good and marketable title to the Energem Shares, free and clear of all Encumbrances, and the Shares will be duly and validly issued, fully paid and non-assessable. There are no stockholders’ agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Energem Shares.

4.6 Additional Representations. The representations and warranties of Energem set forth herein and in the SPA (as supplemented and modified by disclosure schedules attached thereto) are true and correct as of the date of this Agreement and as of the date of Closing.

5. Other Agreements.

5.1 Fees and Expenses. Each Party shall bear the fees and expenses individually incurred in connection with the Transaction.

5.2 Further Assurances. The Parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

5.3 Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service to the address for the applicable Party set forth below or (ii) by electronic mail, to the email address for the applicable Party set forth below. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by email, upon the posting of a record of such communication as “received” in the email system of the recipient Party, if by mail, (1) business day after delivery if sent via an overnight courier service or five (5) days after mailing if sent via first class registered or certified mail.

5.3.1 If to Purchaser:

[Address]

Email:

with a copy (which will not constitute notice) to:

[Address]

E-mail:

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5.3.2

If to Company:

Graphjet Technology Sdn. Bhd.

Unit No. L4-E-8, Enterprise 4

Technology Park Malaysia

5700 Bukit Jalil

Kuala Lumpur, Malaysia

Email: aidenlee@graphjettech.com

with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW

Suite 900

Washington, DC 20001

andy.tucker@nelsonmullins.com

If to Energem:

Energem Corp.

Level 3, Tower 11, Avenue 5, No. 8

Jalan Kerinchi, Bangsar South

Wilayah Persekutuan Kuala Lumpur, Malaysia

Email: doris@energemcorp.com

with a copy (which will not constitute notice) to:

Rimon P.C.

1990 K Street, NW

Suite 420

Washington, DC 20006

deborrah.klis@rimonlaw.com

5.4 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

5.5 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all of the Parties.

5.6 Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given and shall not constitute a continuing waiver or consent.

5.7 Assignment. The rights and obligations under this Agreement may not be assigned by any Party without the prior written consent of the other Parties.

5.8 Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the Parties and shall inure to the benefit of the respective successors and permitted assigns of each Party. Nothing in this Agreement shall be construed to create any rights or obligations except among the Parties, and no person or entity shall be regarded as a third party beneficiary of this Agreement.

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5.9 Governing Law. This Agreement and the rights and obligations of the Parties shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

5.10 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

5.11 No Waiver of Rights, Powers and Remedies. No failure or delay by a Party in exercising any right, power or remedy under this Agreement, and no course of dealing between the Parties, shall operate as a waiver of any such right, power or remedy of such Party. No single or partial exercise of any right, power or remedy under this Agreement by a Party, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such Party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a Party shall not constitute a waiver of the right of such Party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the Party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

5.12 Survival of Representations and Warranties. All representations and warranties made by the applicable Party in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the Parties.

5.13 No Broker or Finder. The Company, each Company Shareholder and Energem severally represent and agree that no agent, broker, investment banker, financial advisor or other person is entitled to any brokerage or finder’s fee or other commission or similar fee in connection with the transactions contemplated by this Agreement for which Purchaser could become liable.

5.14 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.15 Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by email, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

5.16 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached will not detract from or mitigate the fact that such Party is in breach of the first representation, warranty, or covenant.

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5.17 Mutual Drafting. This Agreement is the joint product of the Parties and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Parties and shall not be construed for or against any Party.

6. Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the Parties shall terminate without any further liability on the part of any Party in respect thereof, upon the earlier to occur of (a) such date and time as the SPA is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the Parties to terminate this Subscription Agreement or (c) the issuance of the Energem Shares in exchange for the Shares to Purchaser is not consummated on December 31, 2023; provided that nothing herein will relieve any Party from liability for any willful breach hereof prior to the time of termination, and each Party will be entitled to any remedies at law or in equity to recover reasonable and documented out-of-pocket losses, liabilities or damages arising from such breach. If the SPA is terminated, the Company and Energem shall notify Purchaser of the termination on the same calendar day as the termination.

7. Confidentiality. The Companyand Energem shall treat all Confidential Information (as defined below) strictly confidential. Following Closing, the Company, Company Shareholders, and Energem shall not be in possession of any material Confidential Information received directly from Purchaser or any of their officers, directors or employees or indirectly.

“Confidential Information” means any information or material:

(a) which is proprietary and confidential to Purchaser;

(b) relating to the clients, business, assets or affairs of the Company which Purchaser may have as a result of, or acquire in connection with the Transactions;

(c) relating to the contents of this Agreement or any discussion or documents relating, ancillary, or entered into pursuant hereto; and

(d) which is either marked “confidential” or is, by its nature, intended to be exclusively for the knowledge of the recipient Party alone.

8. Indemnification. The Company and Energem agree, severally and not jointly, to indemnify and hold harmless Purchaser, its affiliates, directors and officers and each person, if any, who controls Purchaser within the meaning of Section 15 of the Act of Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities (including with respect to any applicable taxes), joint or several, to which Purchaser may become subject as a result of the Company or Energem’s failure perform any of their obligations hereunder, and will reimburse Purchaser for any legal or other expenses reasonably incurred and documented by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred.

9. Additional Terms. The Parties acknowledge and agree that the Energem Shares delivered to Purchaser at Closing in exchange for the Shares shall be immediately freely tradable, without any restrictions on resale under the Securities Act, and free of any restrictive legend with respect to the same.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have caused this Share Purchase Agreement to be executed on the date first set forth above.

THE COMPANY:

GRAPHJET TECHNOLOGY SDN. BHD.

By:	/s/ Lee Ping Wei
Name:	Lee Ping Wei
Title:	Chief Executive Officer

ENERGEM:

ENERGEM CORP.

By:	/s/ Swee Guan Hoo
Name:	Swee Guan Hoo
Title:	Chief Executive Officer

Purchaser:

By:	/s/ Dato’ Sri Ping Chow Huat
Name:	Dato’ Sri Pang Chow Huat
Title:	Malaysia I/C. No. ______

Number of Shares Purchased: [ ]

Number of Energem Shares into which Shares Convert: 250,000

Purchase Price: $2,500,000

Signature Page to the Share Purchase Agreement